Exhibit 99.2

HIGHLAND RISK SERVICES, LLC
Financial Statements
December 31, 2019 and 2018

HIGHLAND RISK SERVICES, LLC

Independent Auditor’s Report
To the Managing Members of
Highland Risk Services, LLC
We have audited the accompanying financial statements of Highland Risk Services, LLC (the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018, and related statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years then ended in accordance with U.S. GAAP.
/s/ Dixon Hughes Goodman LLP

Tampa, Florida
March 17, 2020

HIGHLAND RISK SERVICES, LLC
Balance Sheets

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$1,961,639	$1,521,775
Premiums and commissions receivable	5,956,927	3,996,297
Prepaid expenses and other current assets	22,919	80,345
Total current assets	7,941,485	5,598,417
Property and equipment, net	49,210	—
Total assets	$7,990,695	$5,598,417

Liabilities and Members’ Equity
Current liabilities:
Premiums payable to insurance companies	$6,374,008	$4,280,958
Producer commissions payable	40,905	45,301
Accrued expenses	17,352	94,457
Other current liabilities	875,588	478,921
Total current liabilities	7,307,853	4,899,637

Commitments and contingencies (Note 6)

Members’ equity:
Members’ capital	1,000	1,000
Retained earnings	681,842	697,780
Total members’ equity	682,842	698,780
Total liabilities and members’ equity	$7,990,695	$5,598,417

See accompanying Notes to Financial Statements.

HIGHLAND RISK SERVICES, LLC
Statements of Income

	For the Years Ended December 31,
	2019	2018
Revenues:
Commissions and fees	$13,172,952	$10,466,616

Operating expenses:
Commissions, employee compensation and benefits	12,315,218	9,553,568
Other operating expenses	538,987	603,320
Total operating expenses	12,854,205	10,156,888

Operating income	318,747	309,728

Other income:
Other income, net	1,808	390
Interest income, net	1,853	3,998
Total other income	3,661	4,388

Net income	$322,408	$314,116

See accompanying Notes to Financial Statements.

HIGHLAND RISK SERVICES, LLC
Statements of Members' Equity

	Members' Capital	Retained Earnings	Total

Balance at January 1, 2018	$1,000	$673,386	$674,386
Net income	—	314,116	314,116
Distributions	—	(289,722)	(289,722)
Balance at December 31, 2018	1,000	697,780	698,780
Net income	—	322,408	322,408
Distributions	—	(338,346)	(338,346)
Balance at December 31, 2019	$1,000	$681,842	$682,842

See accompanying Notes to Financial Statements.

HIGHLAND RISK SERVICES, LLC
Statements of Cash Flows

	For the Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$322,408	$314,116
Changes in operating assets and liabilities:
Premiums and commissions receivable	(1,960,630)	(1,848,401)
Prepaid expenses and other current assets	57,426	(74,057)
Premiums payable to insurance companies	2,093,050	2,380,429
Producer commissions payable	(4,396)	(19,146)
Accrued expenses	(77,105)	70,580
Other current liabilities	396,667	191,951
Net cash provided by operating activities	827,420	1,015,472

Cash flows from investing activities:
Purchases of property and equipment	(49,210)	—
Net cash used in investing activities	(49,210)	—

Cash flows from financing activities:
Distributions	(338,346)	(289,722)
Net cash used in financing activities	(338,346)	(289,722)

Net increase in cash and cash equivalents	439,864	725,750
Cash and cash equivalents at beginning of year	1,521,775	796,025
Cash and cash equivalents at end of year	$1,961,639	$1,521,775

See accompanying Notes to Financial Statements.

Notes to Financial Statements

1. Business and Basis of Presentation
Highland Risk Services, LLC (“Highland” or the “Company”) was founded in 2007 and incorporated in Illinois. The Company is a diversified insurance agency focused on providing insurance information and programs to those who serve the healthcare industry, the professional liability needs of real estate firms, and cyber insurance needs across a wide range of industries. The Company is based in Illinois with approximately 15 colleagues in offices in Northfield, Illinois.
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”).
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying financial statements include the application of guidance for revenue recognition and allowances for estimated policy cancellations.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on the classification of contingent consideration payments made after a business combination and other cash receipts and payments. The Company adopted ASU 2016-15 effective January 1, 2018 and has determined there is currently no impact on the Company's statements of cash flows.

Notes to Financial Statements

2. Significant Accounting Policies
Revenue Recognition
Effective January 1, 2017, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”) and all related amendments that established Topic 606.
The Company earns commission revenue by facilitating the arrangement between insurance carriers and individuals/businesses by providing insurance placement services to insureds with insurance carriers. Commission revenues are usually a percentage of the premium paid by clients and generally depend upon the type of insurance, the insurance carrier and the nature of the services provided. The Company controls the fulfillment of the performance obligation and its relationship with its insurance carriers and the outside agents. Commissions are earned at a point in time upon the effective date of bound insurance coverage as no performance obligation exists after coverage is bound.
For agency bill commission, the Company acts as an agent on behalf of the insured party for the term of the insurance policy, which is typically one year. The insured party pays the Company the full policy premium. The Company retains its commission and remits the remaining amount to the insurance carrier.
Commission revenue is recorded net of allowances for estimated policy cancellations, which are determined based on an evaluation of historical and current cancellation data.
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.
Cash Equivalents
The Company considers all highly liquid short-term instruments with original maturities of three months or less to be cash equivalents.
Premiums and Commissions Receivable, Net
In its capacity as an insurance agent or broker, the Company typically collects premiums from clients, and after deducting its authorized commissions, remits the net premiums to the appropriate insurance carriers. Premiums receivable reflect these amounts due from clients.
In direct bill situations, the insurance carriers collect the premiums directly from clients and remit the applicable commissions to the Company. Commissions receivable reflect these amounts due from insurance carriers and amounts due from insurance carriers for profit-sharing commissions.
Premiums and commissions receivable are reported net of allowances for estimated policy cancellations. The allowance for estimated policy cancellations was $19,000 and $8,500 at December 31, 2019 and 2018, respectively, which represents a reserve for future reversals in commission and fee revenues related to the potential cancellation of client insurance policies that were in force as of each year end.
Based on historical bad debt experience, the Company has determined that write-off of receivables to bad debt expense is not significant. Therefore, an allowance for doubtful accounts is not deemed necessary and the Company accounts for bad debt write-offs as they occur.

Notes to Financial Statements

Property and Equipment, Net
Property and equipment is stated at cost. For financial reporting purposes, depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Years
Office furniture and fixtures	7
Office equipment	7
Automobile	5
When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposal is recognized as a gain or loss on disposal, which is included in other expense, net in the statements of income. Routine maintenance and repairs are charged to expense as incurred, while costs of improvements and renewals are capitalized.
Repairs and maintenance costs are expensed as incurred. The Company recorded repairs and maintenance expense of $1,400 and $17,000 for the years ended December 31, 2019 and 2018, respectively.
Property and equipment is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value. The Company did not incur any impairment losses during the years ended December 31, 2019 and 2018.
Premiums Payable to Insurance Companies
In agency bill situations, the Company receives the full policy premium from the insured party. The Company retains its commission and remits the net amount to the insurance carrier. Premiums payable represent these amounts due to insurance carriers.
Producer Commissions Payable, Net
The Company shares commissions with other agents or brokers who have acted jointly with the Company in a transaction. Commissions shared with downstream agents or brokers are recorded in commissions, employee compensation and benefits in the statements of income. The Company records commissions due to agents and brokers as producer commissions payable on the balance sheets.
Stock Appreciation Rights
The Company has a cash-settled share-based compensation plan that includes performance based stock appreciation rights ("SARs"). The fair value of the amount payable to employees in respect of cash-settled share-based payments is recognized as compensation expense, recorded in commissions, employee compensation and benefits in the statements of income, with a corresponding increase in liabilities, recorded in other current liabilities in the balance sheets, when it is probable that the performance conditions will be met. Fair value is based on the asset purchase agreement price, discussed in Note 7, since a change in control was probable and imminent at December 31, 2019. The liability is remeasured at each reporting date and at settlement date. Any changes in fair value of the liability are recognized as compensation expense.

Notes to Financial Statements

Income Taxes
The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. The members are liable for federal income taxes on their respective shares of Company taxable income or may claim losses to offset other taxable income on their individual returns. Therefore, no provision or liability for federal income taxes is included in the financial statements.
The Company follow ASC Topic 740, Income Taxes. A component of this standard prescribes a recognition and measurement threshold of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.
Advertising Expense
The Company expenses advertising costs as they are incurred. Advertising expense was $21,900 and $51,100 for the years ended December 31, 2019 and 2018, respectively. Advertising expense is included in operating expenses in the statements of income.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial assets and liabilities, including cash and cash equivalents, premiums and commissions receivable, premiums payable to insurance companies, producer commissions payable and accrued expenses, approximate their fair values because of the short maturity and liquidity of these instruments.
Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company manages this risk using high credit worthy financial institutions. Interest-bearing accounts and noninterest-bearing accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits exceeded amounts insured by the FDIC at December 31, 2019 and 2018. The Company has not experienced any losses from its deposits.
The Company's two largest insurance carriers represented approximately 34% and 12% of the Company's commissions and fees for the year ended December 31, 2019. The Company's two largest insurance carriers represented approximately 31% and 12% of the Company's commissions and fees for the year ended December 31, 2018.

Notes to Financial Statements

3. Revenue
The following table disaggregates commissions and fees revenue by major source:

	For the Years Ended December 31,
	2019	2018
Agency bill revenue (1)	$13,166,982	$10,449,716
Direct bill revenue (2)	5,970	16,900
Total commissions and fees	$13,172,952	$10,466,616
__________

(1)
Agency bill revenue represents commission revenue earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.

(2)
Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals/businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits.

The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:

•	The Company considers the policyholders as representative of its customers.

•
The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.

•	Variable consideration includes estimates of direct bill commissions and a reserve for policy cancellations.

•
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.

4. Property and Equipment, Net
Property and equipment, net consists of the following:

	December 31,
	2019	2018
Office furniture and fixtures	$64,741	$64,741
Office equipment	54,147	54,147
Automobile	49,210	—
Total property and equipment	168,098	118,888
Less: accumulated depreciation	(118,888)	(118,888)
Property and equipment, net	$49,210	$—
No depreciation expense was recorded for property and equipment for the years ended December 31, 2019 and 2018.

Notes to Financial Statements

5. Stock Appreciation Rights
Effective January 1, 2017, the Company approved the SARs Plan (the "Plan"). SARs available for grant under the Plan at no time can exceed twenty percent of the Company's total issued and outstanding shares of stock. There are no service requirements or a maximum contractual term under the Plan. SARs granted under the Plan vest upon change in control as defined in the Plan. The SARs are forfeited in the event the grantee leaves prior to the date of change in control.
Stock appreciation rights activity is as follows:

Stock Appreciation Rights
Outstanding at December 31, 2017	—
Granted	60
Outstanding at December 31, 2018	60
Granted	30
Outstanding at December 31, 2019	90

As of December 31, 2019, a change of control event was considered probable and imminent and therefore the Company recognized $747,000 of compensation expense, which is included in commissions, employee compensation and benefits in the statements of income for the year ended December 31, 2019. There was no compensation expense recognized during 2018 related to SARs because a change of control as not considered probable at that time.
6. Commitments and Contingencies
Legal
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.
Operating Leases
The Company leases office space under three separate operating leases. The lease agreements provide for aggregate monthly payments of $13,500 and expire through May 2020 and July 2020. The Company recorded rent expense of $152,000 and $160,000 for the years ended December 31, 2019 and 2018, respectively.
Approximate future minimum rental payments under the Company's operating lease agreements total $80,194 for the year ending December 31, 2020.
7. Subsequent Events
The Company has evaluated events and transactions occurring subsequent to December 31, 2019 as of March 17, 2020, the date the financial statements were available to be issued.
On December 17, 2019, the Company entered into an asset purchase agreement with an unrelated third party to sell significantly all its assets and liabilities for consideration consisting of $6.5 million of cash, 286,624 shares of the purchaser's Class B common stock and maximum potential contingent earnout consideration of $2.45 million. The transaction had an effective date of January 1, 2020. All outstanding stock appreciation rights as of December 31, 2019 were exercised upon this consummation of this transaction.